CUSIP NO. 780008108	13D	PAGE 10 OF 12 PAGES

Exhibit (2) of Schedule 13D

EXECUTIVE OFFICERS AND DIRECTORS OF SONY MUSIC ENTERTAINMENT INC.

The following description sets forth (i) the name and title of each executive officer and director of Sony Music Entertainment Inc., and (ii) each such individual’s business address and present principal occupation. Unless otherwise specified, each person listed below is a citizen of the United States and has his or her principal business address at 550 Madison Avenue, New York, New York 10022.

Name	Present Principal Occupation or Employment

Howard Stringer	Director. Chairman, Chief Executive Officer and President of SCA.

Norio Ohga*	Director. Chairman and Director of Sony Corporation.**

Nobuyuki Idei*	Director. Chairman of the Board, Representative Director and Chief Executive Officer of Sony Corporation.**

Kenichiro Yonezawa*	Director. Corporate Executive Vice President in charge of Corporate Human Resources and Corporate General Affairs of SCA.**

Andrew Lack	Director, Chairman and Chief Executive Officer.

Frank Stanton 25 West 52nd Street 14th Floor New York, NY 10019	Director. Retired.

Ken Kutaragi* 1-1 Akasaka 7-Chome, Minato-ku, Tokyo, 107-0052 Japan	Director. President and Chief Executive Officer of Sony Computer Entertainment Inc.

Masao Morita* 4-5 Rokubancho Chiyoda-ku, Tokyo, 102-8353 Japan	Director. President of Sony Music Entertainment Japan.

H. Paul Burak 575 Madison Avenue New York, NY 10154	Director. Partner, Katten Muchin Zavis Rosenman.

Teruo Masaki*	Director. Corporate Senior Executive Vice President and Director of Sony Corporation.**

Teruhisa Tokunaka*	Director. Executive Deputy President, Chief Financial Officer and Representative Director of Sony Corporation.**

Kunitake Ando*	Director. President, Chief Operating Officer and Representative Director of Sony Corporation.**

Robert Bowlin	Executive Vice President.

Michele Anthony	Executive Vice President.

Thomas C. Tyrrell	Executive Vice President, External & Governmental Affairs.

Lisa Weiss	Senior Vice President, General Counsel and Secretary.

Barry Ilberman	Senior Vice President, Administration & Personnel.

Kevin Kelleher	Executive Vice President and Chief Financial Officer.

Wilbert Howey	Senior Vice President, Chief Information Officer.

Thomas Connolly	Senior Vice President, Worldwide Business Development.

Frank Crimmins	Senior Vice President and Controller.

Mary Jo Green	Senior Vice President and Treasurer. Senior Vice President and Treasurer of SCA.

*	Citizen of Japan.

**	The principal business address of Sony Corporation is 6-7-35 Kitashinagawa, Shinagawa-ku, Tokyo 141-0001 Japan.